EXHIBIT 4.3

EXECUTION COPY

BA CREDIT CARD TRUST
FOURTH AMENDED AND RESTATED TRUST AGREEMENT
dated as of October 1, 2014
between
BA CREDIT CARD FUNDING, LLC,
 as Beneficiary and as Transferor,
and
WILMINGTON TRUST COMPANY,
 as Owner Trustee

-i-

-ii-

-iii-

EXHIBITS

Page
EXHIBIT A	[FORM OF] TRUST CERTIFICATE	A-1

-iv-

THIS BA CREDIT CARD TRUST FOURTH AMENDED AND RESTATED TRUST AGREEMENT, between BA CREDIT CARD FUNDING, LLC, a Delaware limited liability company ("Funding"), as Beneficiary and as Transferor, and WILMINGTON TRUST COMPANY, a Delaware corporation with trust powers, as owner trustee (the "Owner Trustee"), is made and entered into as of October 1, 2014, and is acknowledged and accepted by the Trust (as hereinafter defined) and BANA (as hereinafter defined).
WHEREAS, MBNA America Bank, National Association ("MBNA") (as predecessor to FIA Card Services, National Association) and the Owner Trustee have heretofore created a statutory trust pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by filing the Certificate of Trust (as hereinafter defined) with the office of the Secretary of State (as hereinafter defined) on May 4, 2001, and entering into a Trust Agreement, dated as of May 4, 2001 (as amended prior to May 24, 2001, the "Original Trust Agreement");
WHEREAS, MBNA and the Owner Trustee have heretofore entered into an Amended and Restated Trust Agreement, dated as of May 24, 2001 (as amended prior to June 10, 2006, the "First Amended and Restated Trust Agreement"), which amended and restated the Original Trust Agreement;
WHEREAS, MBNA changed its name from MBNA America Bank, National Association to FIA Card Services, National Association ("FIA"), effective as of June 10, 2006, and FIA and the Owner Trustee have heretofore entered into a Second Amended and Restated Trust Agreement, dated as of June 10, 2006 (as amended prior to October 20, 2006, the "Second Amended and Restated Trust Agreement"), which amended and restated the First Amended and Restated Trust Agreement;
WHEREAS, FIA, as Beneficiary and Transferor under the Second Amended and Restated Trust Agreement, determined to substitute BA Credit Card Funding, LLC, a Delaware limited liability company and affiliate of FIA, in the place of FIA as the Beneficiary and Transferor under the Second Amended and Restated Trust Agreement, and, to give effect to such substitution, FIA and the Owner Trustee have heretofore entered into a Third Amended and Restated Trust Agreement, dated as of October 20, 2006 (as amended prior to October 1, 2014, the "Third Amended and Restated Trust Agreement" and, together with the Second Amended and Restated Trust Agreement, the First Amended and Restated Trust Agreement and the Original Trust Agreement, the "Prior Trust Agreements");
WHEREAS, as of the date hereof, FIA has merged (the "Merger") with and into Bank of America, National Association, a national banking association ("BANA"), with BANA being the surviving entity of the Merger; and
WHEREAS, Funding and the Owner Trustee desire to (a) continue the Trust (as hereinafter defined) as a statutory trust under the Delaware Statutory Trust Act and (b) amend and restate the Third Amended and Restated Trust Agreement in its entirety to memorialize the Merger and to clarify certain language in the Third Amended and Restated Trust Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.  Definitions.  Capitalized terms used herein and not defined herein have the meaning assigned to them in the Series 2001D Supplement or the Pooling and Servicing Agreement.  For purposes of this Agreement, the following terms have the following meanings:
"Agreement" means this BA Credit Card Trust Fourth Amended and Restated Trust Agreement, as the same may be amended, modified or supplemented from time to time.
"BANA" means Bank of America, National Association (successor by merger to FIA), a national banking association, and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party.
"Beneficiary" means Funding, as beneficial owner of the Trust, and each Permitted Affiliate Transferee and other transferee under Section 10.02.
"Beneficiary Trust Account" means the account established by the Owner Trustee on behalf of the Trust in accordance with Section 4.04.
"Certificate of Trust" shall mean the Amended and Restated Certificate of Trust filed on behalf of the Trust with the Secretary of State on June 10, 2006, and any and all amendments thereto and restatements thereof filed on behalf of the Trust with the Secretary of State.
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.
"Collateral Certificate" means the Series 2001D Certificate issued pursuant to the Pooling and Servicing Agreement and the Series 2001D Supplement, as amended, supplemented, restated or otherwise modified from time to time.
"Commission" is defined in Section 13.01.
"Delaware Statutory Trust Act" means the Delaware Statutory Trust Act, 12 Del.C.  §§ 3801, et seq., as amended from time to time, and any successor statute thereto.
"Deliveries" is defined in Section 12.02.
"Disqualification Event" with respect to the Owner Trustee means (a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, or

(c) the delivery to the Owner Trustee of the instrument or instruments of removal referred to in Section 8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) failure of the Owner Trustee to qualify under the requirements of Section 8.03.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"FIA" means FIA Card Services, National Association, a national banking association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.
"First Amended and Restated Trust Agreement" is defined in the third paragraph of this Agreement.
"Funding" means BA Credit Card Funding, LLC, a Delaware limited liability company, and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party.
"Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
"Indemnified Person" is defined in Section 11.02.
"Indenture" means the Third Amended and Restated Indenture between the Trust and the Indenture Trustee, which by its terms is identified as being the Indenture referred to herein, as amended, restated, supplemented or otherwise modified from time to time.
"Indenture Collateral" is defined in Section 2.11(b).
"Indenture Trustee" means The Bank of New York Mellon as trustee under the Indenture, and each successor trustee under the Indenture.
"Master Trust" means BA Master Credit Card Trust II (formerly known as MBNA Master Credit Card Trust II).
"Master Trust Trustee" means The Bank of New York Mellon as trustee under the Pooling and Servicing Agreement and each successor trustee under the Pooling and Servicing Agreement.
"Note" is defined in the Indenture.
"Noteholder" is defined in the Indenture.
"Note Rating Agency" is defined in the Indenture.

"Original Conveyance" is defined in Section 2.11(a).
"Original Trust Agreement" is defined in the second paragraph of this Agreement.
"Owner Trustee" means Wilmington Trust Company, a Delaware corporation with trust powers, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.
"Ownership Interest" means the Ownership Interest issued by the Trust hereunder with the rights and privileges set forth in Section 10.01.
"Person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other person or entity.
"Periodic Filing" means any filing or submission that the Trust is required to make with any federal, state or local authority or regulatory agency.
"Permitted Affiliate Transferee" is defined in Section 10.02.
"Pooling and Servicing Agreement" means the Third Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2014, among Funding, as Transferor, BANA, as Servicer, and The Bank of New York Mellon, as trustee, as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by the Series 2001D Supplement.
"Predecessor Collateral Certificate" means the Series 2001-D Certificate, dated June 10, 2006, identified as "No. 3", that (i) previously represented the interest in the Master Trust that is currently represented by the Collateral Certificate, and (ii) was issued in the name of the Trust, exchanged in connection with the Merger and cancelled immediately prior to the issuance of the Collateral Certificate.
"Prior Trust Agreements" is defined in the fifth paragraph of this Agreement.
"Prior Trust Certificate" is defined in Section 10.01(a).
"Regulation AB" means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

"Requirements of Law" shall mean, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).
"Second Amended and Restated Trust Agreement" is defined in the fourth paragraph of this Agreement.
"Secretary of State" means the Office of the Secretary of State of each applicable state.
"Securities Act" means the Securities Act of 1933, as amended.
"Securitization Transaction" means any transaction involving a new issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.
"Series 2001D Supplement" means the Fourth Amended and Restated Series 2001D Supplement, relating to the Pooling and Servicing Agreement, which by its terms is identified as being the Series 2001D Supplement referred to herein, as amended, restated, supplemented or otherwise modified from time to time.
"Third Amended and Restated Trust Agreement" is defined in the fifth paragraph of this Agreement.
"Transaction Documents" mean the Indenture, any Indenture Supplement (as defined in the Indenture) thereto, any terms document (as defined in the Indenture), the Trust Certificate, the Certificate of Trust and other documents delivered in connection herewith and therewith, each as amended, restated, supplemented or otherwise modified from time to time.
"Transferor" means Funding and its successors and assigns.
"Transferor Interest" is defined in the Pooling and Servicing Agreement.
"Trust" means BA Credit Card Trust, the statutory trust heretofore formed and continued under and pursuant to the Delaware Statutory Trust Act and this Agreement.
"Trust Certificate" is defined in Section 10.01.
"Trust Collateral" is defined in Section 2.11(d).
"Trust Estate" is defined in Section 2.05.
"Trustee Bank" means Wilmington Trust Company in its individual capacity, each bank appointed as successor Owner Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee under and to the extent provided in Section 8.04 in its individual capacity.
"UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.
Section 1.02.  Generic Terms.  (a) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms will refer to this Agreement.
(b)  Unless otherwise indicated in context, the terms "Section," "Exhibit" or "Schedule" will refer to a Section of, or an Exhibit or Schedule to, this Agreement.
(c)  Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.
(d)  The terms "include," "including" and similar terms will be construed as if followed by the phrase "without limitation."
(e)  All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.
(f)  Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
ARTICLE II  ORGANIZATION;  DECLARATION OF TRUST BY THE OWNER
TRUSTEE;  COLLATERAL CERTIFICATE
Section 2.01.  Continuation of Trust; Name.  The Trust heretofore created and continued hereby was formerly named "MBNA Credit Card Master Note Trust", and was renamed "BA Credit Card Trust" effective as of June 10, 2006, under which name the Owner Trustee or the Beneficiary may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.
Section 2.02.  Transfer of Property to Trust; Initial Capital Contribution of Trust Estate.  FIA, as the initial beneficiary of the Trust, has sold, assigned, granted and transferred over to the Owner Trustee, as of the date of the Original Trust Agreement, $1.00.  The Owner Trustee hereby acknowledges receipt in trust, as of the date of the Original Trust Agreement, of the foregoing contribution, which constituted the initial Trust Estate.
Section 2.03.  Purposes and Powers; Trust to Operate as a Single Purpose Entity.  (a) The purpose of the Trust is to engage solely in a program of acquiring interests in the Master Trust and issuing Notes under the Indenture and related activities.  Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:
(i)  acquire the Collateral Certificate, and other certificates of beneficial interest, of the Master Trust;
(ii)  from time to time, grant a security interest in the Collateral Certificate or other beneficial interests in the Master Trust, including the pledge of any portion of the Investor Interest of the Collateral Certificate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust under the Indenture;
(iii)  from time to time authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:
(A)  determining the principal amount of the Notes;
(B)  determining the maturity date of the Notes;
(C)  determining the rate of interest, if any, to be paid on the Notes;
(D)  determining the price or prices at which such Notes will be sold by the Trust;
(E)  determining the provisions, if any, for the redemption of such Notes;
(F)  determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;
(G)  preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, as amended, the qualification of indentures under the Trust Indenture Act of 1939, as amended, and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;
(H)  preparing any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the issuance of the Notes;
(I)  listing the Notes on any United States or non-United States securities exchange;
(J)  entering into one or more interest rate or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties to manage interest rate or currency risk relating to the Notes;

(K)  appointing a paying agent or agents for purposes of payments on the Notes; and
(L)  arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers, dealers and purchasers or agents for that purpose;
(iv)  from time to time receive payments and proceeds with respect to the Collateral Certificate and other certificates of beneficial interest in the Master Trust and the Indenture and either invest or distribute those payments and proceeds;
(v)  from time to time make deposits to and withdrawals from accounts established under the Indenture;
(vi)  from time to time make and receive payments pursuant to derivative agreements;
(vii)  from time to time make payments on the Notes;
(viii)  from time to time acquire additional collateral from Funding or any special purpose vehicle established by Funding;
(ix)  from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above; and
(x)  subject to compliance with the Transaction Documents, to engage in such other activities as may be required or convenient in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Transferor, which activities shall not be contrary to the status of the Trust as a qualified special purpose entity.
In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.
(b)  Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is hereby authorized and shall have the power to execute and deliver from time to time loan agreements, underwriting agreements, terms agreements, selling agent agreements, purchase agreements, private placement agreements, dealer agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, terms documents, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust, and in each case, any amendments, restatements, supplements, or modifications thereto.  Without limiting the generality of the foregoing, each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:
(i)  the Transaction Documents and each Issuer Certificate (each as defined in the Indenture);
(ii)  the Notes;
(iii)  each interest rate or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty to manage interest rate or currency risk relating to the Notes; and
(iv)  any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).
The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Beneficiary and the Owner Trustee, on behalf of the Trust, to execute and deliver other agreements, documents instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).
(c)  Each of the Beneficiary, on behalf of the Trust, and the Owner Trustee, at the written direction of the Beneficiary and on behalf of the Trust, is hereby authorized and shall have the power to execute and file any Periodic Filings on behalf of the Trust.
(d)  Either the Owner Trustee or the Beneficiary will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.
(e)  The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust.
Section 2.04.  Appointment of Owner Trustee.  The Beneficiary hereby confirms and ratifies the appointment of Wilmington Trust Company as Owner Trustee of the Trust effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.
Section 2.05.  Declaration of Trust.  The Owner Trustee hereby declares that it will hold the initial Trust Estate, the Collateral Certificate and the other documents and assets described in Section 2.03, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property held under this Agreement (collectively, the "Trust Estate"), upon the trust set forth herein and for the sole use and benefit of the Beneficiary.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust.  The parties hereto agree that they will take no action contrary to the foregoing intention.  Effective as of the date of the Original Trust Agreement, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.
Section 2.06.  Title to Trust Estate.  Title to all of the Trust Estate will be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.
Section 2.07.  Nature of Interest in the Trust Estate.  The Beneficiary will not have any legal title to or right to possession of any part of the Trust Estate.
Section 2.08.  Continuation of Trust; Principal Office of Owner Trustee.  The Owner Trustee has filed a certificate of trust relating to the Trust with the Secretary of State and will maintain the Owner Trustee's principal office in the State of Delaware.  However, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York.  The Trust will be located and administered in the State of Delaware.
Section 2.09.  Tax Matters.  The parties hereto intend that, for income and franchise tax purposes, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority.  Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary.  The Trust will not elect to be treated as a corporation for any tax purpose.
Section 2.10.  Fiscal Year.  The fiscal year of the Trust will end on the last day of June of each year.
Section 2.11.  Transfer of Collateral Certificate.
(a)  FIA, as the initial transferor, transferred, assigned, set over, pledged and otherwise conveyed to the Trust, without recourse (subject to the obligations in the First Amended and Restated Trust Agreement, and as of the date hereof, subject to the obligations herein), all right, title and interest of FIA in and to the Predecessor Collateral Certificate and the proceeds thereof (the "Original Conveyance").  The Original Conveyance of the Predecessor Collateral Certificate and the proceeds thereof was and still is intended to constitute a sale, and not a secured borrowing, for accounting purposes.  Nevertheless, FIA, as the initial transferor, also granted to the Trust a security interest, which security interest is continuing, in and to all of FIA's right, title and interest, whether then owned or thereafter acquired, in, to and under the Predecessor Collateral Certificate, all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, letter of credit rights, advices of credit and investment property consisting of, arising from, or relating to the Predecessor Collateral Certificate, and the proceeds thereof, to secure the obligations of FIA as the initial transferor.
(b)  To the extent that BANA, as successor by merger to FIA, retained any interest in the Predecessor Collateral Certificate, BANA, as successor by merger to FIA, as the initial transferor, hereby grants to the Indenture Trustee for the benefit of the holders of the Notes a security interest in and to all of BANA's right, title, and interest, whether then owned or thereafter acquired, in, to, and under the Predecessor Collateral Certificate and the Collateral Certificate, all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, letter-of-credit rights, advices of credit, and investment property consisting of, arising from, or relating to the Predecessor Collateral Certificate and the Collateral Certificate, and the proceeds thereof (collectively, the "Indenture Collateral"), to secure performance of BANA as successor by merger to FIA, as the initial transferor.
(c)  Immediately following the Merger and on the date hereof (i) the Predecessor Collateral Certificate was exchanged by the Trust so that it could be cancelled and replaced with a certificate described in clause (ii) that memorialized the Merger and clarified and updated references therein to account for the Merger, and (ii) the Collateral Certificate was issued in the name of the Trust as a replacement for the Predecessor Collateral Certificate pursuant to the Series 2001-D Supplement.  The parties agree, acknowledge and confirm that (A) the Original Conveyance has taken place, (B) as a result of the Merger, BANA became obligated for all of FIA's obligations in connection with the Original Conveyance and (C) the issuance of the Collateral Certificate as a replacement for the Predecessor Collateral Certificate is not intended to modify any of BANA's obligations with respect thereto.
(d)  The parties intend and agree that, since the transfers by FIA pursuant to the Original Trust Agreement, all right, title, and interest in, to, and under the Collateral Certificate, all other items of the Trust Estate, and all proceeds thereof have been owned solely by the Trust, subject only to the security interest of the Indenture Trustee under the Indenture.  If the Transferor or BANA were determined to have any right, title, or interest in, to, or under the Collateral Certificate, any other item of the Trust Estate, or any proceeds thereof despite this intent of the parties, each of the Transferor and BANA hereby transfers and assigns to the Trust, without recourse, all of its right, title, and interest in, to, and under the Collateral Certificate, all other items of the Trust Estate, and all proceeds thereof and further grants to the Trust a security interest in all of the its right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Collateral Certificate, all other items of the Trust Estate, and all proceeds thereof (collectively, the "Trust Collateral") to secure its obligations under this Agreement.  The parties intend that these transfers by the Transferor constitute a sale, and not a secured borrowing, for accounting purposes.  These transfers by the Transferor and BANA are a protective measure and must not be construed as evidence of any intent contrary to the one expressed in the first sentence of this paragraph.

Section 2.12.  Closing.  The transfer, assignment, set-over, pledge and conveyance of the Predecessor Collateral Certificate by FIA, as the initial transferor, and the initial issuance of Notes took place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 on the Closing Date (as defined in the Series 2001D Supplement).
Section 2.13.  Books and Records.  The parties acknowledge and confirm that the Collateral Certificate has been registered in the name of the Trust and has been delivered to the Trust in the State of Delaware.  In addition, the Transferor agrees to record and file, at its own expense, any financing statements (and amendments of financing statements and continuation statements with respect to such financing statements when applicable) required to be filed with respect to the transfers by the Transferor hereunder, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect those transfers to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trust promptly after filing.
Section 2.14.  Series 2001D Certificateholder.  The Indenture Trustee shall be the Series 2001D Certificateholder for all purposes under the Pooling and Servicing Agreement and the Series 2001D Supplement.  To the extent the Collateral Certificate is sold or otherwise transferred to a third-party in connection with the sale or liquidation of the Trust Estate pursuant to the provisions of the Indenture, such transferee shall be the Series 2001D Certificateholder for all purposes under the Pooling and Servicing Agreement.
Section 2.15.  Representations and Warranties of the Transferor.  The Transferor makes the following representations and warranties as to the Collateral Certificate on which the Trust is deemed to have relied.  Such representations and warranties speak as of the execution and delivery of this Agreement by the Transferor and as of each Transfer Date after October 1, 2014.
(a)  Title.  The transfers and assignments described in Section 2.11 constitute either (i) a sale of the Collateral Certificate, (ii) a grant of a perfected security interest therein to the Trust or (iii) a grant of a perfected security interest therein to the Indenture Trustee.  The Collateral Certificate has not been sold, transferred, assigned or pledged by the Transferor to any Person other than pursuant to this Agreement (including any predecessor agreement to this Agreement).  Upon the transfers and assignments described in Section 2.11, the Trust shall have good and marketable title to the Collateral Certificate, free and clear of all liens or rights of others, or a first priority perfected security interest therein.  The Transferor has no knowledge of any current statutory or other non-consensual liens to which the Collateral Certificate is subject.
(b)  All Actions Taken.  All actions necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Trust a first priority perfected security interest or ownership interest in the Collateral Certificate as against the Transferor and against BANA, and (ii) to give the Indenture Trustee a first priority perfected security interest in the Collateral Certificate as against the Trust (including, without limitation, UCC filings with the Secretary of State), in each case subject to any statutory or other non-consensual liens with respect to the Collateral Certificate, have been taken.

(c)  No Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement or any other Transaction Document, the performance by the Transferor of the transactions contemplated by this Agreement or any other Transaction Document and the fulfillment by the Transferor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders and other actions which if not obtained or completed or in full force or effect would not have a material adverse effect on the Transferor or the Trust or upon the collectibility of the Collateral Certificate or upon the ability of the Transferor to perform its obligations under this Agreement).
(d)  Transfers Comply.  Each of (i) the transfer of the Predecessor Collateral Certificate to the Trust described in Section 2.11, (ii) the pledge of the Predecessor Collateral Certificate by the Trust to the Indenture Trustee pursuant to the terms of the Indenture and (iii) the pledge of the Collateral Certificate to the Indenture Trustee described in Section 2.11, comply with the provisions of the Pooling and Servicing Agreement relating to transfers of the Collateral Certificate.
(e)  To the extent the UCC applies, this Agreement creates a valid and continuing security interest (as defined in the UCC) in favor of the Trust in the Collateral Certificate, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Transferor.
(f)  The Collateral Certificate constitutes either an "account," a "general intangible," an "instrument," or a "certificated security," each within the meaning of the UCC.
(g)  [Reserved.]
(h)  The Transferor has caused or will have caused, within ten days of its execution of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Certificate granted by the Transferor to the Trust pursuant to this Agreement.
(i)  Other than the interests transferred and assigned to the Trust and the Indenture Trustee described in Section 2.11, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral Certificate.  The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Collateral Certificate other than any financing statement relating to the transfers described in Section 2.11 or any financing statement that has been terminated.  The Transferor is not aware of any judgment or tax lien filings against the Transferor.
(j)  Prior to the transfer of the Collateral Certificate to the Indenture Trustee, all original executed copies of the Collateral Certificate had been delivered to the Trust.
(k)  At the time of the transfer and assignment of the Collateral Certificate by the Transferor to the Trust pursuant to this Agreement, the Collateral Certificate had no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust and the Indenture Trustee.
(l)  None of the representations and warranties contained in subsections 2.15(e) through 2.15(k) shall be waived by any of the parties to this Agreement unless the Transferor has obtained written confirmation from each Note Rating Agency (as defined in the Indenture) that there will be no Ratings Effect (as defined in the Indenture) with respect to such waiver.
Section 2.16.  Protection of Title to Collateral Certificate.
(a)  The Transferor shall take all actions necessary, and the Trust shall cooperate with the Transferor, if applicable, to perfect, and maintain perfection of, the interests of the Trust in the Collateral Certificate.  The Transferor shall execute and file and cause to be executed and filed such financing statements, amendments of financing statements, and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Trust in the Collateral Certificate and in the proceeds thereof and the interest of the Indenture Trustee in the Collateral Certificate and the proceeds thereof.  The Transferor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
(b)  The Transferor shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement, amendment of financing statement, or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of the UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements, amendments of financing statements, or continuation statements (so that the interest of the Trust or the Indenture Trustee is not adversely affected).
(c)  The Transferor shall give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its chief executive office, place of business or State of location, and of any change in the jurisdiction of its organization, if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment.
(d)  The Owner Trustee shall permit the Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Owner Trustee's records regarding the Collateral Certificate.
Section 2.17.  Assignment to Indenture Trustee.  The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Trust in, to and under the Collateral Certificate and the other property described in the Granting Clause of the Indenture and/or the assignment of any or all of the Trust's rights and obligations hereunder to the Indenture Trustee.
Section 2.18.  Merger or Consolidation of, or Assumption of the Obligations of, Transferor.  Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any other document or any further act by any of the parties to this Agreement; provided, however, that (i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate (as defined in the Indenture) of the Transferor and an Opinion of Counsel (as defined in the Indenture) each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 2.18 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (ii) written confirmation from the Note Rating Agency (as defined in the Indenture) that such transaction will not result in any Note Rating Agency reducing or withdrawing its then existing rating of the Notes and (iii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Trust and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and Indenture Trustee, respectively, in the Collateral Certificate and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.  Following the effectiveness of the succession provided for in this Section 2.18, the predecessor Transferor shall be released from any obligations and liabilities provided for under the Transaction Documents other than any obligations or liabilities incurred by such predecessor Transferor prior to the effectiveness of such succession.
Section 2.19.  Limitation on Liability of Transferor and Others.  The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Transferor, in its capacity as such, shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.  The Beneficiary shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY
Section 3.01.  Representations and Warranties of the Beneficiary.  The Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement and as of the date of each increase in the Investor Interest of the Collateral Certificate after the date of this Agreement that:
(a)  The Beneficiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.
(b)  The Beneficiary is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Beneficiary, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders hereunder or under the Indenture; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.
(c)  The execution and delivery by the Beneficiary of this Agreement and the consummation by the Beneficiary of the transactions provided for in this Agreement and in the other Transaction Documents to which the Beneficiary is a party have been duly authorized by the Beneficiary by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary; the Beneficiary has the power and authority to assign the property to be assigned to and deposited with the Trust by the Beneficiary.
(d)  The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the Beneficiary of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary's ability to perform its obligation under this Agreement).
(e)  The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the

Beneficiary of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Beneficiary.
(f)  To its knowledge, there are no proceedings or investigations pending or threatened against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents.
ARTICLE IV

DISTRIBUTIONS OF FUNDS
Section 4.01.  Distribution of Funds.  All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Beneficiary.
Section 4.02.  Payments from Trust Estate Only.  All payments to be made by the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trust will have received income or capital proceeds from the Trust Estate.  The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.
Section 4.03.  Method of Payment.  All amounts payable to the Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Trust to the Beneficiary in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee.  All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m.  (New York City time) on a Business Day will be applied by the Owner Trustee on that Business Day.  Funds received after that time will be applied on the next following Business Day.
Section 4.04.  Establishment of Account.  The Beneficiary hereby authorizes the Owner Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Owner Trustee on behalf of the Trust shall be deposited.  Such account shall be designated the Beneficiary Trust Account.

ARTICLE V

DUTIES OF THE OWNER TRUSTEE
Section 5.01.  Action upon Instructions.  (a) It is the intention of the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only.  Accordingly, subject to Section 5.01(b) and 5.01(c), and Article XII, the Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate.  Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this Article V.  Notwithstanding any other provision of this Agreement, the Owner Trustee shall not take any action including but not limited to the execution of any documents, certificates or other instruments, unless it receives written instructions from the Beneficiary.
(b)  The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with Section 5.01(a); provided, however, that the Owner Trustee will not be required to take any such action if the Trustee Bank will have been advised by counsel that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.
(c)  The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.
(d)  In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.
(e)  The Owner Trustee will, subject to this Section 5.01, act in accordance with the instructions given to it by the Beneficiary pursuant to Section 5.01(b), and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.

Section 5.02.  No Duty to Act under Certain Circumstances.  Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby.  The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence.  In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, shall, appoint an additional trustee pursuant to Section 8.04 hereby to proceed with such action.
Section 5.03.  No Duties Except under Specified Agreements or Instructions.
(a)  The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be read into this Agreement against the Owner Trustee.  Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to Section 2.03(a).  The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.
(b)  The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01.  Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary.

Section 5.04.  Trust Operation.  The operations of the Trust will be conducted in accordance with the following standards:
(a)  the Trust will act solely in its own name through the Owner Trustee or the Beneficiary;
(b)  the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in Section 2.03 of this Agreement;
(c)  the Trust's funds and assets will at all times be maintained separately from those of the Beneficiary and its affiliates;
(d)  the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liability distinct from those of the Beneficiary, the Beneficiary's affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any of its affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any affiliates thereof;
(e)  the Trust will not hold itself out as being liable for the debts of the Beneficiary or any affiliates thereof;
(f)  the Trust will not engage in any transaction with the Beneficiary or any affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other Persons; and
(g)  the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust's liabilities exceeds its assets or that the Trust is unable to pay its debts in a timely manner as they become due.
Section 5.05.  Execution of Documents.  The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Owner Trustee's execution and delivery of such documents to, and acceptance by, the Beneficiary or its counsel).
Section 5.06.  Nonpetition Covenants.  Notwithstanding any prior termination of the Trust or this Agreement, to the fullest extent permitted by applicable law, each of the Owner Trustee and the Beneficiary covenants and agrees that it shall not at any time with respect to the Trust or the Master Trust acquiesce, petition or otherwise invoke or cause the Trust or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Master Trust; provided, however, that this Section 5.06 shall not preclude any remedy described in Article VII of the Indenture.
ARTICLE VI

CONCERNING THE TRUSTEE BANK
Section 6.01.  Acceptance of Trust and Duties.  The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement.  The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement.  The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder.  In particular, but not by way of limitation:
(a)  The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;
(b)  The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;
(c)  No provision of this Agreement or any Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;
(d)  Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;
(e)  The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust;
(f)  Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary's duties hereunder or of any other Person acting for or on behalf of the Trust;
(g)  In no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct or gross negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.  The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;
(h)  the Trustee Bank shall not be liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and
(i)  the Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby.  The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Trustee Bank shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.
Section 6.02.  Furnishing of Documents.  The Owner Trustee will furnish to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate; provided, however, that the Owner Trustee will have no obligation under this Section 6.02 solely to the extent the Beneficiary is an addressee of any of the foregoing or is previously provided any of the foregoing by another Person.
Section 6.03.  Representations and Warranties as to the Trust Estate.  The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of Section 5.03(a).

Section 6.04.  Signature of Returns.  The Beneficiary will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Beneficiary.
Section 6.05.  Reliance; Advice of Counsel.  The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.
Section 6.06.  Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trust hereby created the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.
Section 6.07.  Representations and Warranties.  The Trustee Bank, other than a Trustee Bank appointed as a co-trustee, hereby represents and warrants to the Beneficiary that:
(a)  The Trustee Bank is a Delaware corporation with trust powers duly organized and validly existing in good standing under the laws of the State of Delaware.  The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.
(b)  The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.
(c)  Neither the execution nor the delivery by it of this Agreement, the performance by it of its obligations under this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, lease, license, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank's properties may be bound.
(d)  The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.
ARTICLE VII

TERMINATION OF TRUST AGREEMENT
Section 7.01.  Termination of Trust Agreement.
(a)  The Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Statutory Trust Act.  Any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Beneficiary.  The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Beneficiary shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Beneficiary's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.
(b)  Except as provided in Section 7.01(a), the Beneficiary shall not be entitled to revoke or terminate the Trust.
(c)  Upon the winding up of the Trust in accordance with the Delaware Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Trust and this Agreement (other than Article XI) shall terminate.
ARTICLE VIII

SUCCESSOR OWNER TRUSTEES, CO-TRUSTEE AND SEPARATE OWNER TRUSTEE
Section 8.01.  Resignation and Removal of the Owner Trustee; Appointment of Successors.  Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Beneficiary shall appoint a successor Owner Trustee by an instrument signed by the Beneficiary.  If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor

Owner Trustee has been appointed as above provided.  Any successor Owner Trustee so appointed by such court will immediately and, except as provided in Section 8.02 below, without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.  The Owner Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Beneficiary.  No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02.  The Beneficiary will notify the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.
Section 8.02.  Transfer Procedures.  Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder.  The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement.  The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.
Section 8.03.  Qualification of Owner Trustee.  Any Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) an unsecured debt rating of at least Baa3 by Moody's, at least BBB by Standard & Poor's, and at least BBB by Fitch or, if not rated, otherwise satisfactory to each Note Rating Agency.
Section 8.04.  Co-trustees and Separate Owner Trustees.  Whenever the Owner Trustee or the Beneficiary shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary.

In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.
ARTICLE IX

AMENDMENTS
Section 9.01.  Amendments.
(a)  This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, without the consent of the Indenture Trustee or any Noteholders, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture), which shall not be expenses of the Owner Trustee or the Trustee Bank; provided, however, that the Trust shall deliver to the Indenture Trustee and the Owner Trustee an Officer's Certificate (as defined in the Indenture) to the effect that the Trust reasonably believes that such amendment will not have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future; provided further, however, that such amendment will not significantly change the activities of the Trust as set forth in Section 2.03.  The Owner Trustee shall not be responsible for determining whether any such amendment to this Agreement will significantly change the activities of the Trust as set forth in Section 2.03.
(b)  This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, with prior written notice to each Note Rating Agency, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion and (A) in the case of a significant change to Section 2.03(a) which the Trust reasonably believes will not have an Adverse Effect (as defined in the Indenture), with the consent of holders of a majority of the Outstanding Dollar Principal Amount (as defined in the Indenture) of each series, class or tranche of Notes affected by such change, and (B) in all other cases, with the consent of holders of not less than 66 2/3% of the Outstanding Dollar Principal Amount of each series, class or tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Collateral Certificate or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.
(c)  Promptly after the execution of any such amendment or consent, the Beneficiary, on behalf of the Trust, shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

(d)  It shall not be necessary for the consent of the Noteholders pursuant to this Section 9.01(d) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
(e)  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.
(f)  The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate of the Trust to the effect that the conditions to such amendment have been satisfied.  The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.
ARTICLE X

OWNERSHIP INTERESTS AND CERTIFICATES
Section 10.01.  Issuance of Trust Certificates.  (a) The parties confirm and acknowledge that, in connection with the execution and delivery of the Third Amended and Restated Trust Agreement, the trust certificate owned by FIA under the Second Amended and Restated Trust Agreement was presented by FIA to the Trust with a request to register transfer to the Beneficiary.  Upon the execution and delivery of the Third Amended and Restated Trust Agreement, the Owner Trustee on behalf of the Trust registered that transfer and issued and delivered to the Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A to the Third Amended and Restated Trust Agreement (the "Prior Trust Certificate") evidencing the Beneficiary's beneficial interest in the Trust.  Upon the execution and delivery of this Agreement, the Beneficiary will exchange the Prior Trust Certificate for, and the Trust will replace the Prior Trust Certificate with, a reissued certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (the "Trust Certificate") evidencing the Beneficiary's continued beneficial interest (the "Ownership Interest") in the Trust.  The Beneficiary, in its capacity as the holder of the Trust Certificate, (i) continues to be the sole beneficial owner of the Trust and (ii) shall be bound by the provisions of this Agreement.
(b)  In connection with the issuance described in Section 10.01(a), the Owner Trustee caused a single Trust Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Beneficiary, signed by any Vice President or more senior officer of the Beneficiary, without further corporate action by the Beneficiary.  The Trust Certificate does not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Trust Certificate shall have been duly authenticated and delivered hereunder.  A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate.  The Trust Certificate will be dated the date of its authentication.
(c)  The Beneficiary is entitled to all rights provided to it under this Agreement and in the Trust Certificate and is subject to the terms and conditions contained in this Agreement and in the Trust Certificate.
(d)  The Owner Trustee will maintain at its office referred to in Section 2.08, or at the office of any agent appointed by it and approved in writing by the Beneficiary, a register for the registration of the Trust Certificate.  Such register will show the name and address of the holder of the Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.
(e)  The Prior Trust Certificate was duly executed and issued by the Trust and duly authenticated by the Owner Trustee in accordance with the Third Amended and Restated Trust Agreement, and the Trust Certificate has been fully paid, validly issued, non-assessable and entitled to the benefits of the Third Amended and Restated Trust Agreement.  When the Trust Certificate is duly executed and issued by the Trust and duly authenticated by the Owner Trustee in accordance with this Agreement and exchanged for the Prior Trust Certificate, the Trust Certificate shall be fully paid, validly issued non-assessable and entitled to the benefits of this Agreement.
Section 10.02.  Beneficial Interest; Prohibitions on Transfer.  (a) As of the date of this Agreement, the Ownership Interest will be beneficially owned by Funding.  Transfers of the Ownership Interest and the Trust Certificate may be made between Funding and any other Person who is an Affiliate of Funding (a "Permitted Affiliate Transferee") upon delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion, respectively, with respect to such transfer.  The Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Ownership Interest to any other Person, except (i) to any Permitted Affiliate Transferee, or (ii) to the extent a corresponding transfer of the Collateral Certificate would be permitted by the Pooling and Servicing Agreement.  Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate to any Person will be effective only upon the issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture), which will not be an expense of the Owner Trustee or the Trustee Bank.  Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate which is not in compliance with the terms of this Section 10.02 will be null and void.
(b)  The Trust Certificate will bear a legend setting forth the restriction on the transferability of the Ownership Interest substantially as follows:
"THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW.  IN ADDITION, THE BENEFICIAL INTEREST IN

THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS."
(c)  The Owner Trustee shall not be required to ascertain whether any purported transfer of the Ownership Interest and the Trust Certificate complies with the Securities Act.
Section 10.03.  Lost or Destroyed Trust Certificate.  If the Trust Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee on behalf of the Trust will, upon the written request of the Beneficiary, and compliance with all applicable terms of this paragraph, execute and deliver to the registered holder of such Trust Certificate in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen.  If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the Beneficiary will furnish to the Owner Trustee such security or indemnity as may be required by the Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the Beneficiary payment of a sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.
ARTICLE XI

COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION
Section 11.01.  Trustee Bank Fees and Expenses.  The Transferor will pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Transferor and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust.  The Transferor's obligations pursuant to this Section 11.01 shall not constitute a claim against the Trust Estate or the Trust Assets (as defined in the Pooling and Servicing Agreement) and shall only constitute a claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such obligations from amounts paid to it as holder of the Transferor Interest (as defined in the Pooling and Servicing Agreement) or as Beneficiary pursuant to Section 4.01.
Section 11.02.  Indemnification.  To the fullest extent permitted by law, the Transferor hereby agrees, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, and the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01; provided, however, that the Transferor shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified Person.
In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Transferor will assume the defense thereof, including the employment of counsel and the payment of all expenses.  The Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the Transferor.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 11.02, the Trustee Bank's choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.
The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Trustee Bank.  The Transferor's obligations pursuant to this Section 11.02 shall not constitute a claim against the Trust Estate or the Trust Assets (as defined in the Pooling and Servicing Agreement) and shall only constitute a claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such obligations from amounts paid to it as holder of the Transferor Interest (as defined in the Pooling and Servicing Agreement) or as Beneficiary pursuant to Section 4.01.
ARTICLE XII

MISCELLANEOUS
Section 12.01.  Conveyance by the Owner Trustee Is Binding.  Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee on behalf of the Trust made pursuant to the terms of this Agreement will bind the Beneficiary and will be effective to transfer or convey all beneficial interest of the Owner Trustee and Beneficiary in and to such part of the Trust Estate, as the case may be.  No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.
Section 12.02.  Instructions; Notices.  All instructions, notices, requests or other communications ("Deliveries") desired or required to be given under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:

(i)	if to Funding:
BA Credit Card Funding, LLC
214 North Tryon Street, Suite #21-39, NC1-027-21-04
Charlotte, North Carolina 28255
Attention: Joseph Lombardi
with a copy to:
Bank of America, National Association
214 North Tryon Street, Mail Code: NC1-027-20-05
Charlotte, North Carolina 28255
Attention: Greg Lumelsky
and to:
BA Credit Card Funding, LLC
1020 North French Street, Mail Code: DE5-002-02-06
Wilmington, Delaware 19884
Attention: Amy Burg

(ii)	if to the Owner Trustee:

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received).  Either party may designate a change of address or supplemental address by notice to the other party, given at least 15 days before such change of address is to become effective.

Section 12.03.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.
Section 12.04.  Limitation of Liability.  (a) Neither the Beneficiary nor any officer, director, employee, agent, partner, shareholder, trustee or principal of the Beneficiary, or any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto.  The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.
(b)  All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:
Neither any trustee nor any beneficiary of BA Credit Card Trust nor any of their respective officers, directors, employees or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of BA Credit Card Trust with respect thereto.
Section 12.05.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.
Section 12.06.  Successors and Assigns.  All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.
Section 12.07.  Headings.  The headings of the various Sections herein are for convenience of reference only and will not limit any of the terms or provisions herein.
Section 12.08.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
Section 12.09.  No Recourse.  The holder of the Trust Certificate by accepting the Trust Certificate acknowledges that the Trust Certificate does not represent an interest in or obligation of the Beneficiary, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture.

Section 12.10.  Acceptance of Terms of Agreement.  THE RECEIPT AND ACCEPTANCE OF THE TRUST CERTIFICATE BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.
Section 12.11.  Intention of Parties.  For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A et seq.  (the "Securitization Act"), each of the parties hereto hereby agrees that:
(a)  Any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Transferor;
(b)  None of the Transferor, its creditors or, in any insolvency proceeding with respect to the Transferor or the Transferor's property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Transferor any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Agreement;
(c)  In the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Transferor or the Transferor's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Transferor's property, assets, rights or estate; and
(d)  The transactions contemplated by this Agreement shall constitute a "securitization transaction" as such term is used in the Securitization Act.
Section 12.12.  Clarifying Items Relating to Prior Trust Agreements.  (a)  To the extent this Agreement requires that certain actions are to be taken as of a date prior to the date of this Agreement, the taking of such action by the applicable party under any of the Prior Trust Agreements, as applicable, shall constitute satisfaction of such requirement and the Beneficiary confirms the actions taken by it prior to the date of this Agreement under the Prior Trust Agreements and the Owner Trustee confirms the actions taken by it prior to the date of this Agreement under the Prior Trust Agreements.
(b)  Each of the Beneficiary and the Owner Trustee hereby confirms that (i) prior to the date hereof, the Third Amended and Restated Trust Agreement governed the Trust, (ii) any rights and obligation created or incurred pursuant to the Prior Trust Agreements carry forward to the applicable party under this Agreement, (iii) any transfers, conveyances or grants in any of the Prior Trust Agreements are continued and (iv) all representations, warranties, covenants and agreements in the Prior Trust Agreements applicable to any date prior to the date hereof remain in full force and effect with respect to such dates.
(c)  All references to any of the Prior Trust Agreements in any other instruments or documents shall be deemed to constitute a reference to the Agreement on or after the date hereof.
ARTICLE XIII

COMPLIANCE WITH REGULATION AB
Section 13.01.  Intent of the Parties; Reasonableness.  The Transferor and the Trustee Bank acknowledge and agree that the purpose of this Article XIII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission (the "Commission").  The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor's compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Trustee Bank agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Trustee Bank which is required in order to enable the Transferor to comply with the provisions of Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Trustee Bank or to the Trustee Bank's obligations under this Agreement.
Section 13.02.  Information to Be Provided by the Trustee Bank.  The Trustee Bank shall, as promptly as practicable, notify the Transferor, in writing, of:  (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Trustee Bank or any and all proceedings which any property of the Trustee Bank is the subject, that is material to the noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities.  The Trustee Bank shall also notify the Transferor, in writing, as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to proceedings described in the preceding sentence.  In addition, the Trustee Bank will furnish to the Transferor, in writing, the necessary disclosure regarding the Trustee Bank describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Transferor pursuant to the Exchange Act.
Notwithstanding the provisions of Section 13.01, the Trustee Bank shall (i) on an annual basis, provide to the Transferor such information regarding the Trustee Bank as is requested for the purpose of compliance with Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee Bank of any material changes to such information, provide to the Transferor, in writing, such updated information.  Such information shall include, at a minimum:
(A)  the Trustee Bank's name and form of organization;

(B)  a description of the extent to which the Trustee Bank has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;
(C)  a description of any affiliation between the Trustee Bank and any of the following parties to a Securitization Transaction, as such parties are identified to the Trustee Bank by the Transferor in writing in advance of such Securitization Transaction:
(1)  the sponsor;
(2)  any depositor;
(3)  the issuing entity;
(4)  any servicer;
(5)  any trustee;
(6)  any originator;
(7)  any significant obligor;
(8)  any enhancement or support provider; and
(9)  any other material transaction party.
In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's-length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor's understanding of the asset-backed securities.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed, by their respective officers hereunto duly authorized all as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Owner Trustee

By: /s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Vice President

BA CREDIT CARD FUNDING, LLC, as Beneficiary and as Transferor

By: /s/ Keith W. Landis
Name: Keith W. Landis
Title: Vice President

[Signature Page to BA Credit Card Trust Fourth Amended and Restated Trust Agreement]

Acknowledged and Accepted:
BA CREDIT CARD TRUST
By:         BA Credit Card Funding, LLC, as
Beneficiary on behalf of the Trust

By:     /s/ Keith W. Landis
Name: Keith W. Landis
Title:   Vice President

Acknowledged and Agreed with respect to Section 2.11(b), Section 2.11(c), and Section 2.11(d):

BANK OF AMERICA, NATIONAL
ASSOCIATION, as successor by merger to FIA
Card Services, National Association
By:     /s/ Keith W. Landis
Name: Keith W. Landis
Title:   Vice President

[Signature Page to BA Credit Card Trust Fourth Amended and Restated Trust Agreement]

EXHIBIT A
[FORM OF] TRUST CERTIFICATE
THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW.  IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS.
BA CREDIT CARD TRUST
TRUST CERTIFICATE
(This Certificate does not represent an interest in or obligation of BA Credit Card Funding, LLC or any of its affiliates, except to the extent described below.)
THIS CERTIFIES THAT BA Credit Card Funding, LLC ("Funding") is the registered beneficial owner of the BA Credit Card Trust (the "Trust").
The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the MBNA Credit Card Master Note Trust Agreement dated as of May 4, 2001, as amended and restated as of May 24, 2001, each between MBNA America Bank, National Association, as beneficiary and as transferor, and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as further amended and restated as of June 10, 2006, between FIA Card Services, National Association, as beneficiary and as transferor, and the Owner Trustee, as further amended and restated as of October 20, 2006, between Funding, as beneficiary and as transferor, and the Owner Trustee, and as further amended and restated as of October 1, 2014, between Funding, as beneficiary and as transferor, and the Owner Trustee (as amended and restated, the "BA Trust Agreement").  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the BA Trust Agreement as specified in Section 1.01.
This Certificate is the duly authorized Certificate evidencing a beneficial interest in the Trust (herein called the "Certificate").  This Certificate is issued under and is subject to the terms, provisions and conditions of the BA Trust Agreement, to which BA Trust Agreement the Owner by virtue of the acceptance hereof assents and by which the Owner is bound.
Notwithstanding any prior termination of the BA Trust Agreement, the Owner, by its acceptance of this Certificate, covenants and agrees that, to the fullest extent permitted by applicable law, it shall not at any time with respect to the Trust, the Beneficiary or the Master Trust, acquiesce, petition or otherwise invoke or cause the Trust, the Beneficiary or the Master
A-1

Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust, the Beneficiary or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Beneficiary or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust, the Beneficiary or the Master Trust.
Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the BA Trust Agreement or any Transaction Document or be valid for any purpose.
THIS CERTIFICATE AND THE BA TRUST AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE OWNER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-2

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity pursuant to the BA Trust Agreement, has caused this Certificate to be issued by the Trust as of the date hereof.

BA CREDIT CARD TRUST
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: _____________________________________
Name:
Title:

Date: ______________ __, 20__

CERTIFICATE OF AUTHENTICATION
This is the Certificate referred to in the within-mentioned BA Trust Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee	or	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By: ________________________________ Authenticating Agent

By: ____________________________ Authorized Signatory		By: ________________________________ Authorized Signatory

ANNEX I to Exhibit A

Registered Owner and address:
BA Credit Card Funding, LLC
Charlotte, North Carolina  28255
Tax Identification Number:
01-0864848